PricewaterhouseCoopers
LLP/s.r.l./s.e.n.c.r.l.
Chartered Accountants
Place de la Cité, Tour Cominar
2640 Laurier Boulevard, Suite 1700
Québec, Quebec
Canada G1V 5C2
Telephone +1 (418) 522 7001
Facsimile +1 (418) 522 5663

Auditors' Report

To the Shareholders of
Virginia Mines Inc.

We have audited the balance sheets of Virginia Mines Inc. (an exploration company) as at February 28,
2007 and 2006 and the statements of earnings, deficit and cash flows for the twelve-month period ended February 28, 2007, the twelve-month period ended February 28, 2006 and the nine-month period ended February 28, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at February 28, 2007 and 2006 and the results of its operations and its cash flows for the twelve-month period ended February 28, 2007, the twelve-month period ended February 28, 2006 and the nine-month period ended February 28, 2005 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants
Quebec, Quebec, Canada
May 14, 2007

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l. and the other member firms of
PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

Virginia Mines Inc.
(an exploration company)
Balance Sheets

(expressed in Canadian dollars)

	As at February 28,
	2007	2006
	$	$

Assets

Current assets
Cash and cash equivalents	6,139,543	10,455,911
Short-term investments (Note 4)	34,304,806	21,129,909
Amounts receivable (Note 5)	9,113,525	8,902,156
Prepaid expenses (Note 6)	96,935	85,863
Current assets of the discontinued operation (Note 3b)	-	1,233,825
Future income tax assets (Note 12)	-	5,886,318

	49,654,809	47,693,982

Property, plant and equipment, at cost less accumulated depreciation of
$18,695 ($15,283 as at February 28, 2006)	11,471	11,217

Mining properties (Note 7)	9,738,536	6,567,312

Intangible asset, at cost less accumulated amortization of
$4,963 ($4,091 as at February 28, 2006)	2,035	2,907

Deferred charges (Note 2)	-	341,722

Long-term asset of the discontinued operation (Note 3b)	-	11,397,457

	59,406,851	66,014,597

Liabilities

Current liabilities
Accounts payable and accrued liabilities
Related companies	30,685	94,033
Others	3,191,435	430,051
Current liabilities of the discontinued operation (Note 3b)	-	4,435,716

	3,222,120	4,959,800

Long-term liabilities of the discontinued operation (Note 3b)	-	86,318

	3,222,120	5,046,118

Shareholders' Equity

Share Capital	94,447,526	85,471,959
Authorized
Unlimited number of common shares, voting and participating, whitout par value
Issued and fully paid
26,425,698 common shares (24,078,286 as at February 28, 2006)
Warrants (Note 8)	261,114	446,117
Stock options (Note 9a)	2,895,074	-
Unit options (Note 9b)	-	101,178
Contributed surplus (Note 9a)	26,028	1,274
Deficit	(41,445,011)	(25,052,049)

	56,184,731	60,968,479

	59,406,851	66,014,597

Subsequent events (Note 15)

The accompanying notes are an integral part of these financial statements.

Approved by the Board, (s) André Gaumond, Director(s) André Lemire , Director

Page1

Virginia Mines Inc.
(an exploration company)
Statements of Earnings

(expressed in Canadian dollars)

	Periods Ended February 28,
	2007	2006	2005
	$	$	$
	(12 months)	(12 months)	(9 months)

Revenues
Dividends and interest	1,703,103	1,301,133	588,163
Fees	293,869	106,599	147,880
Option payments received as financial instruments in excess of cost ofmining property (Note 7d)	4,338,141	-	-
Gain on sale of investments	1,009,767	680,021	430,589
Gain on sale of mining properties	319,198	429,961	-
	7,664,078	2,517,714	1,166,632
Expenses
Professional and maintenance fees (Note 9)	2,691,814	449,157	347,301
Management fees	182,144	53,812	101,536
Rent, office expenses and bonus	1,039,500	658,763	390,825
Employee benefits - stock options	3,078	975,472	6,210
Advertising and exhibitions	93,236	173,626	137,365
Travelling	80,648	107,398	64,952
Depreciation of property, plant and equipment	3,412	4,470	3,268
Amortization of the intangible asset	872	1,245	1,104
General exploration costs (Note 9)	1,319,369	474,205	440,498
Grants, credit on duties refundable for loss and refundable tax credit for resources	(176,870)	(126,676)	(149,371)
Cost of mining properties abandoned or written off (Note 7)	1,909,273	1,124,145	4,694,495
Writedown of short-term investments	298,960	-	-
	7,445,436	3,895,617	6,038,183
Earnings (loss) before income taxes and discontinued operation	218,642	(1,377,903)	(4,871,551)
Income taxes (Note 12)	-	(5,405,455)	(332,076)
Net earnings (net loss) from continuing operations	218,642	4,027,552	(4,539,475)
Net earnings (net loss) from the discontinued operation	(637,494)	151,157	(165,740)
Net earnings (net loss) for the period	(418,852)	4,178,709	(4,705,215)
Basic net earnings (net loss) per share from continuing operations (Note 13)	0.009	0.177	(0.243)
Basic net earnings (net loss) per share from the discontinued operation (Note 13)	(0.025)	0.007	(0.009)
Total basic net earnings (net loss) per share (Note 13)	(0.016)	0.184	(0.252)
Diluted net earnings (net loss) per share from continuing operations (Notes 13)	0.009	0.171	(0.243)
Diluted net earnings (net loss) per share from the discontinued operation (Note 13)	(0.025)	0.006	(0.009)
Total diluted net earnings (net loss) per share	(0.016)	0.177	(0.252)

The accompanying notes are an integral part of these financial statements.

Virginia Mines Inc. (an exploration company) Statement of Changes in Shareholder's Equity For the period ended February 28, 2007

(expressed in Canadian dollars)											Contri-buted surplus
	Share capital				Warrants (units)		Stock options		Unit options			Deficit	Total
	common shares		Warrants
	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$
Balance as at March 1, 2006	48,156,570	85,471,959	835,425	446,117	-	-	-	-	95,730	101,178	1,274	(25,052,049)	60,968,479

Unit optionse exercised	95,730	431,468	-	-	23,932	62,203	-	-	(95,730)	(101,178)	-	-	392,493
Warrants (units) exercised	1,800	14,398	-	-	(1,800)	(4,678)	-	-	-	-	-	-	9,720
Warrants exercised	1,525	9,049	(1,525)	(814)	-	-	-	-	-	-	-	-	8,235
Stock options granted	-	-	-	-	-	-	20,000	234,000	-	-	-	-	234,000
Stock option exercised	20,000	239,610	-	-	-	-	(20,000)	(234,000)	-	-	-	-	5,610
	48,275,625	86,166,484	833,900	445,303	22,132	57,525	-	-	-	-	1,274	(25,052,049)	61,618,537
Exchange of each share of Virginia Gold Mines for 0.5 share of the company as part of the plan of arrangement (Note 3)	(24,137,812)	-	-	-	-	-	-	-	-	-	-	-	-

Exchange of each warrant and warrant (unit) of Virginia Gold Mines for 0.5 warrant and warrant (unit) of the company as part of the plan of arrangement (Note 3)	-	-	(416,950)	-	(11,066)	-	-	-	-	-	-	-	-

Transfer of Eleonore property's net assets and elimination of future income tax assets (Note 3)	-	-	-	-	-	-	-	-	-	-	-	(15,974,110)	(15,974,110)

Warrants granted (Note 8)	-	-	484,162	261,114	-	-	-	-	-	-	-	-	261,114

Stock options granted (Note 9a)	-	-	-	-	-	-	1,146,000	3,056,637	-	-	-	-	3,056,637

Warrants exercised (Note 8)	414,664	935,491	(414,664)	(442,861)	-	-	-	-	-	-	-	-	492,630

Stock options exercised (Note 9a)	52,500	349,277	-	-	-	-	(52,500)	(143,152)	-	-	-	-	206,125

Warrants (units) exercised (Note 9c)	10,316	65,879	-	-	(10,316)	(53,624)	-	-	-	-	-	-	12,255

Warrants expired (Note 8)	-	-	(2,286)	(2,442)	-	-	-	-	-	-	2,442	-	-

Stock options expired (Note 9a)	-	-	-	-	-	-	(7,000)	(18,411)	-	-	18,411	-	-

Warrants (units) expired (Note 9c)	-	-	-	-	(750)	(3,901)	-	-	-	-	3,901	-	-

Issuance of shares for a cash consideration	1,210,405	4,786,279	-	-	-	-	-	-	-	-	-	-	4,786,279

Acquisition of a mining property	600,000	2,168,769	-	-	-	-	-	-	-	-	-	-	2,168,769

Share issue expenses	-	(24,653)	-	-	-	-	-	-	-	-	-	-	(24,653)

Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	(418,852)	(418,852)
Balance as at February 28, 2007	26,425,698	94,447,526	484,162	261,114	-	-	1,086,500	2,895,074	-	-	26,028	(41,445,011)	56,184,731

The accompanying notes are an integral part of these financial statements.

Virginia Mines Inc.
(an exploration company)
Statement of Changes in Shareholders' Equity
For the period ended February 28, 2006
(expressed in canadian dollars)											Contri-buted surplus
	Share capital				Warrants (units)		Stock options		Unit options			Deficit	Total
	common shares		Warrants

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance as at March 1, 2005	19,479,539	56,253,306	994,011	554,380	-	-	1,106,655	460,466	-	-	1,274	(29,230,758)	28,038,668

Warrants granted	-	-	501,749	550,771	-	-	-	-	-	-	-	-	550,771

Option units granted	-	-	-	-	-	-	106,500	341,068	117,900	249,301	-	-	590,369

Warrants (units) granted	-	-	-	-	17,509	91,024	-	-	-	-	-	-	91,024

Warrants exercised	1,078,048	5,648,018	(1,078,048)	(659,034)	-	-	-	-	-	-	-	-	4,988,984

Stock options exercised	1,213,155	4,519,684	-	-	-	-	(1,213,155)	(801,534)	-	-	-	-	3,718,150

Unit options exercised	70,035	631,386	-	-	-	-	-	-	(70,035)	(148,123)	-	-	483,263

Warrants (units) exercised	17,509	280,117	-	-	(17,509)	(91,024)	-	-	-	-	-	-	189,093

Issuance of shares for a cash consideration	2,140,000	18,826,110	-	-	-	-	-	-	-	-	-	-	18,826,110

Acquisition of a mining property	80,000	1,040,000	-	-	-	-	-	-	-	-	-	-	1,040,000

Share issue expenses	-	(1,726,662)	-	-	-	-	-	-	-	-	-	-	(1,726,662)

Net earnings for the period	-	-	-	-	-	-	-	-	-	-	-	4,178,709	4,178,709

Balance as at February 28, 2006	24,078,286	85,471,959	417,712	446,117	-	-	-	-	47,865	101,178	1,274	(25,052,049)	60,968,479

The accompanying notes are an integral part of these financial statements.

Virginia Mines Inc. (an exploration company) Statement of Changes in Shareholders' Equity For the period ended February 28, 2005

(expressed in Canadian dollars)											Conti-buted surplus
	Share capital				Warrants (units)		Stock options		Unit options			Deficit	Total
	common shares		Warrants

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance as at June 1, 2004	18,319,457	52,159,266	1,599,033	883,255	-	-	1,374,971	214,439	-	-	-	(24,525,543)	28,731,417

Warrants granted	-	-	12,000	12,984	-	-	-	-	-	-	-	-	12,984

Stock options granted	-	-	-	-	-	-	152,000	312,494	-	-	-	-	312,494

Warrants exercised	540,099	2,344,655	(540,099)	(341,859)	-	-	-	-	-	-	-	-	2,002,796

Stock options exercised	419,816	692,764	-	-	-	-	(419,816)	(65,193)	-	-	-	-	627,571

Unit options exercised	-	-	-	-	-	-	-	-	-	-	-	-	-

Warrants expired	-	-	(76,923)	-	-	-	-	-	-	-	-	-	-

Stock options cancelled	-	-	-	-	-	-	(500)	(1,274)	-	-	1,274	-	-

Issuance of shares for a cash consideration	200,167	1,501,249	-	-	-	-	-	-	-	-	-	-	1,501,249

Share issue expenses	-	(444,628)	-	-	-	-	-	-	-	-	-	-	(444,628)

Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	(4,705,215)	(4,705,215)

Balance as at February 28, 2005	19,479,539	56,253,306	994,011	554,380	-	-	1,106,655	460,466	-	-	1,274	(29,230,758)	28,038,668

he accompanying notes are an integral part of these financial statements.

Virginia Mines Inc.
(an exploration company)
Statements of Cash Flows

(expressed in Canadian dollars)
	Periods Ended February 28,
	2007	2006	2005
	$	$	$
	(12 months)	(12 months)	(9 months)
Cash flows from operating activities from continuing operations
Net earnings (net loss) from continuing operations for the period	218,642	4,027,552	(4,539,475)
Items not affecting cash and cash equivalents
Cost of mining properties abandoned or written off	1,909,273	1,124,145	4,694,495
Depreciation and loss on sale of property, plant and equipment	4,284	6,198	4,372
Stock-based compensation costs	3,290,637	341,068	312,494
Writedown of short-term investments	298,960	-	-
Option payments received as financial instruments in excess of cost of mining property	(4,338,141)	-	-
Gain on sale of investments	(1,009,767)	(680,021)	(430,589)
Gain on sale of mining properties	(319,198)	(429,961)	-
Future income taxes	-	(5,405,455)	(332,076)
	54,690	(1,016,474)	(290,779)

Net change in non-cash working capital items (Note 10a)	3,092,476	252,991	(834,148)
	3,147,166	(763,483)	(1,124,927)
Cash flows from operating activities from the discontinued operation (Note 3e)	(1,802,127)	(581,859)	(165,740)
	1,345,039	(1,345,342)	(1,290,667)
Cash flows from financing activities from continuing operations
Issuance of share capital and warrants	6,174,461	28,821,013	4,476,676
Share issue expenses	(24,653)	(1,300,019)	(444,628)
	6,149,808	27,520,994	4,032,048
Cash flows from financing activities from the discontinued operation (Note 3e)	-	3,000,000	-
	6,149,808	30,520,994	4,032,048
Cash flows from investing activities from
continuing operations
Change in short-term investments	(7,801,315)	(11,805,485)	4,855,844
Change in deposit on exploration costs	-	49,430	100,570
Change in long-term investments	-	-	34,973
Acquisition of mining properties	(4,291,531)	(5,866,656)	(2,614,739)
Change in credit on duties refundable for loss and refundable tax credit
related to exploration costs applied against mining properties	652,485	-	-
Grants cashed	-	-	40,000
Acquisition of property, plant and equipment	(3,666)	-	(8,062)
Proceeds from disposal of mining properties	15,000	1,300	-
Option payments received	90,001	-	-
Change in deferred charges	-	(341,722)	-
Acquisition of an intangible asset	-	-	(700)
	(11,339,026)	(17,963,133)	2,407,886
Cash flows from investing activities from the
discontinued operation (Note 3e)	(472,189)	(8,074,910)	(2,459,869)

Change in cash and cash equivalents	(4,316,368)	3,137,609	2,689,398
Cash and cash equivalent-Beginning of period	10,455,911	7,318,302	4,628,904
Cash and cash equivalents- End of period	6,139,543	10,455,911	7,318,302

The accompanying notes are an integral part of these financial statements.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

1	Incorporation and nature of operations

The company, incorporated under the Canada Business Corporations Act, is in the business of acquiring and exploring mining properties. It has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of the amounts shown for mining properties is dependent upon the existence of economically recoverable ore reserves, the ability of the company to obtain necessary financing to continue the exploration and development of its properties, and upon future profitable production or proceeds from the disposal of properties.

2	Summary of significant accounting policies

Basis of presentation
These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These principles conform, in all material respects, with United States generally accepted accounting principles, except as described in note 16. The significant accounting policies, which have been consistently applied, are summarized as follows.

Use of estimates
The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported in the financial statements. Those estimates and assumptions also affect the disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the reporting periods. Significant estimates include the carrying amount of mining properties, the credit on duties refundable for loss, the refundable tax credit for resources and certain accrued liabilities. Actual results could differ from those estimates.

Cash and cash equivalents
Cash and cash equivalents consist of cash on hand, exploration funds, balances with banks and highly liquid short-term investments with original maturities of three months or less at the acquisition date.

Exploration funds consist of cash, term deposits and short-term investments and represent the unexpended proceeds of financings under the terms of which the company must spend the amounts on the exploration of mining properties.

Short-term investments
Short-term investments are valued at the lower of cost and market value.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Property, plant and equipment and depreciation

Property, plant and equipment are recorded at cost less accumulated depreciation, and are depreciated using the declining balance method at the rates of 20% for office equipment and 30% for field equipment.

Mining properties

The company records its interests in mining properties and areas of geological interest at cost less option payments received and other recoveries. Exploration costs related to these interests and projects are capitalized on the basis of specific claim blocks or areas of geological interest until the mining properties to which they relate are placed into production, sold or abandoned. Management reviews for impairment the carrying amount of mining properties on a regular basis. These costs will be amortized over the estimated useful life of mining properties following commencement of production or written off if the mining properties are sold or projects are abandoned. General exploration costs not related to specific mining properties are expensed as incurred.

Although management has taken actions to verify the ownership rights for mining properties in which the company owns an interest in accordance with industry standards for the current exploration phase of these properties, these procedures give no assurance to the company as to title. The title to property may be subject to unrecognized prior agreements and not compliant with regulatory requirements.

Intangible asset

The intangible asset, which consists of Web site development expenses, is recorded at cost less accumulated amortization, and is amortized using the declining balance method at a rate of 30%.

Deferred charges

Deferred charges consist of expenses incurred with respect to the arrangement entered into on March 31, 2006 between the company, Goldcorp Inc. and Virginia Gold Mines Inc.

Credit on duties refundable for loss and refundable tax credit for resources

The company is entitled to a credit on duties refundable for loss under the Mining Duties Act. This credit on duties refundable for loss on mining exploration expenses incurred in the province of Quebec at a rate of 12% has been applied against the costs incurred.

Furthermore, the company is entitled to a refundable tax credit for resources for mining companies on qualified expenditures incurred. The refundable tax credit for resources may reach 38.75%. This tax credit has been applied against the costs incurred.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Share capital

Shares issued for non-monetary consideration are generally recorded at the quoted market price of the shares over a reasonable period of time before and after the agreement to issue the shares was announced.

Shares issued pursuant to flow-through financing agreements are recorded at their fair value. Upon the acquisition of mining properties, the carrying value may exceed the tax basis since the company renounces the deductions in favour of the investors concerned. Future income taxes arising from the difference between the carrying amount and the tax basis are recorded as share issue expenses.

Share issue expenses and future income taxes arising from the difference between the carrying value and the tax basis of exploration costs are applied against share capital.

Government grants

Government grants are recorded as revenue when the company has reasonable assurance that it has complied and will continue to comply with all the conditions related to the grant. Grants related to working capital are included in earnings when the related expenses are incurred. Grants related to exploration costs are deducted from the related mining properties.

Income taxes

The company provides for income taxes using the liability method. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using enacted or substantively enacted income tax rates expected to be in effect for the period in which the differences are expected to reverse.

The company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

Basic and diluted earnings per share

Basic earnings per share are calculated using the weighted average number of participating shares outstanding during the period.

Diluted earnings per share are calculated using the weighted average number of participating shares outstanding during the period, plus the effects of dilutive potential participating shares outstanding during the period. The calculation of diluted earnings per share is made using the treasury stock method, as if all dilutive potential shares had been issued at the later of the beginning of the year or the date of issuance, as the case may be, and as if the funds obtained thereby had been used to purchase participating shares of the company at the average quoted market value of the participating shares during the period.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Stock-based compensation plan

The company has established a stock-based compensation plan, which is described in Note 9. Any consideration received from plan members upon the exercise of stock options is credited to share capital. The company accounts for compensation costs for all forms of stock-based compensation awarded to employees and non-employees, including stock options, using a fair value based method.

New accounting standards

In January 2005, the CICA issued four new accounting standards relating to financial instruments: Section 3855, “Financial Instruments — Recognition and measurement”, Section 3865, “Hedges”, Section 1530, “Comprehensive Income”, and Section 3251, “Equity”.

Section 3855 expands on Section 3860, “Financial Instruments — Disclosure and Presentation”, by prescribing when a financial instrument is to be recognized on the balance sheet and at what amount. It also specifies how financial instrument gains and losses are to be presented.

Section 3865 provides alternative treatments to Section 3855 for entities that choose to designate qualifying transactions as hedges for accounting purposes. It replaces and expands on Accounting Guideline 13, “Hedging Relationships”, and the hedging guidance in Section 1650, “Foreign Currency Translation”, by specifying how hedge accounting is applied and what disclosures are necessary when it is applied.

Section 1530, “Comprehensive Income”, introduces a new requirement to temporarily present certain gains and losses outside net income.

Accordingly, Section 3250, “Surplus” has been revised as Section 3251, “Equity”.

Recognition of financial assets and liabilities

Short-term investments

The short-term investments will be classified as available-for-sale investments. The company will continue to recognize transactions on the settlement date.

These investments will be recognized at fair value. Unrealized gains and losses will be recognized, net of income taxes, if any, in "Accumulated other comprehensive income". Upon the disposal or impairment of these investments, these gains or losses will be reclassified in earnings.

Transition

The recognition, derecognition and measurement methods used as well as the hedge accounting policies used to prepare the financial statements of periods prior to the effective date of the new standards were unchanged and, therefore those financial statements will not be restated.

Sections 1530, 3251, 3855 and 3865 will be adopted by the Company on March 1, 2007. As of that date, the company will recognize all of its financial assets and liabilities in the balance sheet according to their classification. Any adjustment made to a previous carrying amount will be recognized as an adjustment to the balance of deficit at that date or as the opening balance of a separate item in "Accumulated other comprehensive income", net of income taxes, if any.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

The difference between the carrying amount and the fair value of investments classified as available for sale will be recognized as an adjustment to the opening balance of "Accumulated other comprehensive income", net of income taxes.

Effective interest rate method

The impact of the use of the effective interest rate method will be recognized as an adjustment to the opening balance of deficit, net of income taxes, if any.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

3	Discontinued operation

At a special shareholders' meeting held on March 24, 2006, a majority of Virginia Gold Mines shareholders voted in favour of the plan of arrangement (effective March 31, 2006) involving Goldcorp Inc. ("Goldcorp"), Virginia Gold Mines Inc. ("Virginia Gold Mines") and the company. The transaction was completed on March 31, 2006.

Further to this plan of arrangement, the following events occured :

Virginia Gold Mines became a wholly-owned subsidiary of Goldcorp, and holds the Eleonore property and assumed the liabilities related to the Eleonore property. Effective April 25, 2006, the name Virginia Gold Mines was changed to "Les Mines Opinaca Ltée".

Virginia Gold Mines transferred to the company the assets not related to the Eleonore property at fair market value for a consideration consisting of the issuance of 18,017,817 shares by the company and the assumption by the company of the liabilities not related to the Eleonore property, with the effect of increasing the deficit of $15,974,110 corresponding to the net assets of Eleonore property and future income taxes assets of Virginia Gold Mines. Furthermore, the company has assumed the continuing operations of Virginia Gold Mines, except for the Eleonore property.

The company acquired from Virginia Gold Mines a production royalty on the Eleonore property for a consideration consisting of a cash payment of $16,099,000 and the issuance of 400 shares of the company. The stated value of the production royalty acquired by the company from Virginia Gold Mines was null, since they were entered into by related parties.

Virginia Gold Mines then subscribed for 6,119,595 shares of the company for a cash consideration of $16,099,000.

The reduction of Virginia Gold Mines' stated capital was paid in kind through a distribution of the shares of the company to its shareholders. Each shareholder of Virginia Gold Mines received 0.5 share of the company for each share of Virginia Gold Mines.

In addition, each shareholder of Virginia Gold Mines has exchanged his/her shares at a rate of 0.4 share of Goldcorp for one share of Virginia Gold Mines.

Virginia Gold Mines' warrants outstanding as at March 31, 2006 ceased to be exercisable for shares of Virginia Gold Mines. Each warrant now entitles the holder to receive, upon exercise in accordance with the agreed-upon terms, the number of shares of Goldcorp and of the company that the holder would have received under the plan of arrangement if, immediately before the effective time, such holder had been the registered holder of the number of shares of Virginia Gold Mines he would have been entitled to upon exercise.

These transactions between the company and Virginia Gold Mines have been recorded at the carrying value since they were entered into by related parties.

Comparative figures are derived from the financial statements of Virginia Gold Mines.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

a)Presented below is a simplified corporate structure of Virginia Mines Inc. before and after the completion of the plan of arrangement with Goldcorp

Structure before the plan of arrangement
Virginia Gold Mines Shareholders 100%
Virginia Gold Mines Listed company Non-Eleonore Assets and Liabilities Eleonore Assets and Liabilities (discontinued operations) 100%
Virginia Mines Inc.

Structure after the plan of arrangement

Goldcorp Shareholders	Virginia Mines Inc. Shareholders (0.4 of a Goldcorp Share in exchange for one Virginia Gold Mines Share)	Virginia Mines Inc. Shareholders (0.5 of Virginia Mines Share in exchange for one Virginia Gold Mines Share) 100%
Goldcorp Inc. 100%
Virginia Gold Mines Inc. De-listed from TSX Eleonore Assets and Liabilities Became Les Mines Opinaca Ltée		Virginia Mines Inc. Listed company Non-Eleonore Assets and Liabilities

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

b)	The assets and liabilities of the discontinued operation shown on the balance sheets are as follows:

			As at February 28,
			2007	2006
			$	$

	Assets
	Current assets
	Refundable tax credit for resources		-	879,493
	Credit on duties refundable for loss		-	166,820
	Other accounts receivable		-	187,512

	Current assets of the discontinued operation		-	1,233,825

	Long-term assets of the discontinued operation
	Mining property abandoned		-	11,397,457

	Total assets of the discontinued operation		-	12,631,282

	Liabilities
	Current liabilities
	Advances from Goldcorp Inc., non interest-bearing,
	and with no terms of repayment		-	3,000,000
	Other accounts payable and accrued liabilities		-	1,435,716

			-	4,435,716
Long-term liabilities
Future income taxes			-	86,318

	Total liabilities of the discontinued operation		-	4,522,034

c)	Earnings of the discontinued operation

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Loss before income taxes	(637,494)	(394,348)	(165,740)

	Income taxes recovery	-	545,505	-

	Net earnings (net loss) from the discontinued operation	(637,494)	151,157	(165,740)

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

d)	The mining property discontinued has changed as follows during the reporting periods:

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Mining property -Beginning of period	192,124	160,994	45,800

	Costs incurred (claims and permits)	-	31,130	115,194

	Mining property discontinued	(192,124)	-	-

	Mining property- End of period	-	192,124	160,994

	Exploration costs- Beginning of period	11,205,333	2,772,151	427,476

	Cost incurred during the period

	Analyses	4,536	795,975	246,494
	Drilling	303,403	7,059,936	1,935,325
	Geophysics	-	248,629	53,304
	Geology	107,799	2,003,366	777,781
	Stripping	-	206,531	130,877
	Transport	169,304	2,380,411	753,913
	Blasting	-	-	1,500
	Professional fees	276,770	2,192,219	739,050
	Accomodation	14,234	301,275	122,518
		12,081,379	17,960,493	5,188,238

	Credit on duties refundable for loss and refundable tax credit
	for resources	(249,673)	(6,755,160)	(2,416,087)

	Exploration costs discontinued	(11,831,706)	-	-

	Exploration costs- End of period	-	11,205,333	2,772,151

	Total mining property disposed	-	11,397,457	2,933,145

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

e)	Cash used by the discontinued operation are as follows:

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Cash flows from operating activities
	Net earnings (net loss) from the discontinued operation	(637,494)	151,157	(165,740)
	Items not affecting cash and cash equivalents
	Future income taxes	-	(545,505)	-
	Defered charges expensed for the period	341,722	-	-
		(295,772)	(394,348)	(165,740)
	Change in non-cash working capital items
	Amounts receivable	(688,989)	(187,511)	-
	Other accounts payable and accrued liabilities	(817,366)	-	-
		(1,802,127)	(581,859)	(165,740)
	Cash flows from financing activities
	Advances from Goldcorp Inc.	-	3,000,000	-

	Cash flows from investing activities
	Acquisition of a mining property	(472,189)	(8,074,910)	(2,459,869)

	Cash used by the discontinued operation	(2,274,316)	(5,656,769)	(2,625,609)

f)	Items not affecting cash related to investing activities

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Credit on duties refundable for loss and
	refundable tax credit related to exploration costs
	applied against the mining property disposed	-	(1,046,314)	-
	Acquisition of a mining property included in
	accounts payable and accrued liabilities	-	1,435,716	-

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

4	Short-term investments

		As at February 28,
		2007	2006
		$	$

	Investments in public companies (Quoted market value: $15,282,359;
	$6,387,600 as at February 28, 2006)	10,490,837	4,883,109
	Bonds and other securities, bearing interest at annual rates ranging from 3.00%
	to 8.25% (from 3,41 % to 12,75 % as at February 28, 2006), maturing between
	April 2007 and May 2016 (quoted market value: $24,020,830;
	$16,324,229 as at February 28, 2006)	23,813,969	16,246,800
		34,304,806	21,129,909

5	Amounts receivable
		As at February 28,
		2007	2006
		$	$

	Refundable tax credit for resources	7,166,994	5,698,499
	Credit on duties refundable for loss	1,370,068	1,914,727
	Interest receivable	191,206	229,593
	Amounts receivable under agreements with mining exploration companies	71,898	54,353
	Commodity taxes receivable	197,284	324,262
	Loans to service providers related to the exercise of stock options,
	non-interest-bearing, cashed on April 25, 2006	-	664,291
	Others	116,075	16,431
		9,113,525	8,902,156

6	Prepaid expenses

		As at February 28,
		2007	2006
		$	$

	Investor relations	31,562	11,360
	Others	65,373	74,503
		96,935	85,863

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

7	Mining properties					Mining properties abandoned, written off, under option or sold, credit on duties refundable for loss, refundable tax credit for resources

		# claims / # permits	Undivided interest	Balance as at March 1, 2006	Costs incurred		Balance as at February 28, 2007
			%	$	$	$

	Corvet Est	723
	Mining property		100	30,401	-	-	30,401
	Exploration costs			1,037,729	(474)	(29,781)	1,007,474
				1,068,130	(474)	(29,781)	1,037,875

	Coulon Pitaval	368
	Mining property		100	62,132	10,264	-	72,396
	Exploration costs			231,800	97,686	(44,695)	284,791
				293,932	107,950	(44,695)	357,187

	Coulon J/V	598
	Mining property		100	100,940	(15)	-	100,925
	Exploration costs			376,439	9,599	(28,876)	357,162
				477,379	9,584	(28,876)	458,087

	Eleonore Regional	613
	Mining property		100	770	55,131	-	55,901
	Exploration costs			45,469	247,160	(124,486)	168,143
				46,239	302,291	(124,486)	224,044

	FCI	121
	Mining property	2	100	12,820	19,871	-	32,691
	Exploration costs			39,649	338,855	(155,942)	222,562
				52,469	358,726	(155,942)	255,253

	Gipouloux	1,613
	Mining property		100	-	206,432	-	206,432
	Exploration costs			-	115,328	(53,166)	62,162
				-	321,760	(53,166)	268,594

		(forward)		1,938,149	1,099,837	(436,946)	2,601,040

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

					Mining properties abandoned, written off, under option or sold, credit on duties refundable for loss, refundable tax credit for resources

	# claims /# permits	Undivided interest	Balance as at March 1, 2006	Costs incurred		Balance as at Febuary 28, 2007
		%	$	$	$	$

	(brought forward)		1,938,149	1,099,837	(436,946)	2,601,040

Laguiche	2,213
Mining property		100	58,520	188,630	-	247,150
Exploration costs			270	76,123	(35,093)	41,300
			58,790	264,753	(35,093)	288,450

Lac Gayot	116
Mining property	3	100	47,660	2,197,769	-	2,245,429
Exploration costs			701,067	91,687	(42,062)	750,692
			748,727	2,289,456	(42,062)	2,996,121

Saganash	458
Mining property		100	31,537	51,258	-	82,795
Exploration costs			35,846	211,961	(97,670)	150,137
			67,383	263,219	(97,670)	232,932

Poste Lemoyne Ext.	211
Mining property		100	1,074,205	5,194	-	1,079,399
Exploration costs			429,686	641,905	(295,909)	775,682
			1,503,891	647,099	(295,909)	1,855,081

Wabamisk	734
Mining property		100	48,124	93,557	-	141,681
Exploration costs			43,820	342,417	(157,802)	228,435
			91,944	435,974	(157,802)	370,116

Others
Mining properties			568,629	492,014	(412,071)	648,572
Exploration costs			1,589,799	1,274,903	(2,118,478)	746,224
			2,158,428	1,766,917	(2,530,549)	1,394,796
			6,567,312	6,767,255	(3,596,031)	9,738,536

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

					Mining properties abandoned, written off, under option or sold, credit on duties refundable for loss, refundable tax credit for resources

	# claims /# permits	Undivided interest	Balance as at March 1, 2005	Costs incurred		Balance as at February 28, 2006
		%	$	$	$	$
Auclair	240
Mining property		100	239,138	12,268	-	251,406
Exploration costs			146,567	2,921	(1,344)	148,144
			385,705	15,189	(1,344)	399,550

Corvet Est	723
Mining property		100	55,401	-	(25,000)	30,401
Exploration costs			950,271	751	86,707	1,037,729
			1,005,672	751	61,707	1,068,130

Coulon Pitaval	368
Mining property		100	41,701	30,312	(9,881)	62,132
Exploration costs			262,366	13,679	(44,245)	231,800
			304,067	43,991	(54,126)	293,932

Coulon J/V	598
Mining property		100	67,728	49,261	(16,049)	100,940
Exploration costs			426,111	22,186	(71,858)	376,439
			493,839	71,447	(87,907)	477,379

Lac Gayot	75
Mining property	4	50	38,731	8,929	-	47,660
Exploration costs			682,741	9,248	9,078	701,067
			721,472	18,177	9,078	748,727

	(forward)		2,910,755	149,555	(72,592)	2,987,718

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

					Mining properties abandoned, written off, under option or sold, credit on duties refundable for loss, refundable tax credit for resources

	# claims /# permits	Undivided interest	Balance as at March 1, 2005	Costs incurred		Balance as at February 28,2006
		%	$	$	$	$

	(brought forward)		2,910,755	149,555	(72,592)	2,987,718

Poste Lemoyne Ext.	211
Mining property		100	15,455	1,058,750	-	1,074,205
Exploration costs			417,258	5,858	6,570	429,686
			432,713	1,064,608	6,570	1,503,891

Megatem	882
Mining property		45	23,768	-	-	23,768
Exploration costs			696,962	350,887	(128,721)	919,128
			720,730	350,887	(128,721)	942,896

Megatem III	463
Mining property		49	-	-	-	-
Exploration costs			207,097	-	-	207,097
			207,097	-	-	207,097

Wabamisk	667
Mining property		100	47,244	880	-	48,124
Exploration costs			1,834	77,598	(35,612)	43,820
			49,078	78,478	(35,612)	91,944

Others
Mining properties			307,047	271,515	(181,461)	397,101
Exploration costs			645,311	1,000,289	(1,208,935)	436,665
			952,358	1,271,804	(1,390,396)	833,766
			5,272,731	2,915,332	(1,620,751)	6,567,312

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Change in mining properties
	2007	2006
	$	$

Balance- Beginning of period	6,567,312	5,272,731

Costs incurred during the period

Acquisition of a mining property	2,168,769	-
Claims et permits	1,151,336	1,431,915
Analyses	290,252	99,794
Drilling	421,173	406,742
Geophysics	457,406	106,761
Geology	301,911	193,970
Geochemistry	24,393	-
Transport	1,036,784	317,010
Blasting	-	39,577
Professional fees	763,041	290,542
Accomodation	152,190	29,021
	6,767,255	2,915,332

Mining properties under option	(80,424)	(35,000)
Mining properties abandoned, written off or sold	(1,939,285)	(1,130,042)
Credit on duties refundable for loss and refundable tax credit
for resources	(1,576,322)	(455,709)
	(3,596,031)	(1,620,751)

Balance- End of period	9,738,536	6,567,312

a) On May 6, 2005, the company granted Goldcorp Inc. ( formerly Placer Dome (CLA) Limited ) the option to acquire a 50% interest in the Corvet Est property for a consideration consisting of $90,000 in cash and exploration work totalling $4,000,000 to be carried out no later than May 6, 2010. As at February 28, 2007, Goldcorp Inc. had made a cash payment of $55,000 and had spent $1,891,109 on exploration work.

b) On December 9, 2005, the company granted Exploration Matamec Inc. the option to acquire a 50% interest in the La Grande Est property for a consideration consisting of $50,000 in cash and exploration work totalling $600,000 to be carried out no later than October 31, 2008. As at February 28, 2007, Exploration Matamec Inc. had made a cash payment of $25,000 and had spent $116,389 on exploration work.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

c) On April 10, 2006, the company granted Breakwater Resources Ltd. the option to acquire a 50 % interest in the Coulon JV property for a consideration consisting of $180,000 in cash and exploration work totalling $6,500,000 to be carried out no later than April 10, 2014. As at February 28, 2007, Breakwater Resources Ltd. had made a cash payment of $25,000 and had spent $1,697,243 on exploration work.

d) On April 27, 2006, the company granted Uranium Star ( formerly Yukon Resources Corporation ) the option to acquire a 75% interest in the Sagar property for a consideration consisting of 2,000,000 shares and 2,000,000 warrants of its share capital and exploration work totalling $2,000,000 to be carried out no later than August 31, 2008. Moreover, Uranium Star can, at any time, buy the 25 % Virginia interest in consideration of 1,000,000 shares and 1,000,000 warrants. As at February 28, 2007, Uranium Star had issued 3,000,000 shares and 3,000,000 warrants and had spent $1,779,121 in exploration work. The gain of $4,328,564 arising from this transaction is presented in the financial statements under "Option payments received as financial instruments in excess of cost of mining property".

e) On August 29, 2006, the company granted MacDonald Mines Ltd. the option to acquire a 50% interest in the LG 3.5 property for a consideration consisting of $40,000 in cash and exploration work totalling $1,200,000 to be carried out no later than August 29, 2011. As at February 28, 2007, MacDonald Mines Ltd. had made a cash payment of $5,000 and had spent $59,253 on exploration work.

f) On November 20, 2006, the company granted Eloro Resources Ltd. the option to acquire a 50% interest in the La Grande Nord property for a consideration consisting of $50,000 in cash or in shares and exploration work totalling $1,000,000 to be carried out no later than November 20, 2011. As at February 28, 2007, Eloro Resources Ltd. had made a share payment of $15,000 and had not carried out any exploration work.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Cost of mining properties abandoned or written off

	2007	2006
	$	$

Apple	41,914	-
Auclair	385,706	-
Baie Payne	-	65,652
Chutes Des Passes	-	159,020
Coulon	-	180,078
Dieppe	3,764	-
Duquet	-	14,291
Eléonore Régional	10,545	-
EM1	109,694	-
Gossan JFO	7,599	-
Grenville	4,273	-
Guyer Sud	216	4,069
La Grande Sud	2,908	-
Eider	60,228	-
Eakins	40,751	-
Lac Bonfait	-	65,436
Lac Fagnant	-	65,587
Lac Gayot	-	1,052
Lac Hayot	7,956	-
Lac Noëlla	-	560,708
Wahemen	25,581	-
Lac Watson	4,293	-
Megatem	943,757	6,703
Megatem III	247,137	-
Triestre	4,747	-
23D	8,199	-
Others	5	1,549

Total *	1,909,273	1,124,145

* Mining properties are abandonned or written off in whole or in part because of their low discovery potential.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

8	Warrants

The following tables present the warrant activity since June 1, 2004 and summarize information about outstanding warrants:

	Twelve-Month Period Ended February 28, 2007
				Weighted
			Carrying	average
		Number	value	exercise price
			$	$

	Outstanding as at March 1, 2006 *	417,713	446,117	10.80
	Granted **	484,162	261,114	5.84
	Exercised	(415,427)	(443,675)	10.80
	Expired	(2,286)	(2,442)	10.80
	Outstanding as at February 28, 2007 ***	484,162	261,114	5.84

	Twelve-Month Period Ended February 28, 2006
				Weighted
			Carrying	average
		Number	value	exercise price
			$	$

	Outstanding as at March 1, 2005	994,011	554,380	4.02
	Granted ****	501,750	550,771	10.80
	Exercised	(1,078,048)	(659,034)	4.62
	Outstanding as at February 28, 2006	417,713	446,117	10.80

		Nine-Month Period Ended February 28, 2005
				Weighted
			Carrying	average
		Number	value	exercise price
			$	$

	Outstanding as at June 1, 2004	1,599,033	883,255	3.86
	Granted ****	12,000	12,984	7.50
	Exercised	(540,099)	(341,859)	3.70
	Matured	(76,923)	-	3.20
	Outstanding as at February 28, 2005	994,011	554,380	4.02

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

*Under the agreement entered into with Goldcorp Inc., 11% of the exercise price of those warrants will be cashed by the company and the balance will be allocated to Goldcorp Inc.
**These 484,162 warrants of $5.84 were granted under a private placement with Goldcorp Inc.
***The warrants expire on November 18, 2007
****These warrants were granted in connection with private placements to common shareholders and to agents as share issue expenses.

The fair value of stock options granted has been estimated using the Black-Sholes model with the following assumptions :

	Periods Ended February 28,
	2007	2006	2005

Risk-free interest rate	4.11%	2.90%	2.94%
Expected volatility	50%	55%	51%
Dividend yield	Nil	Nil	Nil
Weighted average expected life	18 months	12 months	12 months
Weighted average fair value of warrants granted	$0.539	$0.549	$0.541

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

9	Stock options, unit options and warrants (units)

	a) Stock option plan
On March 24, 2006, the company established a new stock option plan under which certain key employees, officers, directors and suppliers may be granted stock options of the company. A maximum of 10% of outstanding shares may be granted (maximum of 5% of the number of common shares outstanding in favour of one person).

Options are exercisable over a maximum period of ten years following the date of grant. All options are vested, except for:

● 90,000 options granted to directors and officers during the period ended February 28, 2007, which vest after one year of service, being April 6, 2007.

	The following tables present the stock option activity since June 1, 2004 and summarize information about stockoptions outstanding and exercisable as at February 28, 2007 :

		Twelve-Month Period Ended February 28, 2007
				Weighted
			Carrying	average
		Number	value	exercise price
			$	$
	Outstanding and exercisable as at March 1, 2006	-	-	-
	Granted	1,146,000	-	4.17
	Exercised	(52,500)	(143,152)	3.93
	Cancelled *	(7,000)	(18,411)	4.20
	Stock-base compensation	-	3,076,683	-

	Outstanding as at February 28, 2007	1,086,500	2,915,120	4.18

	Outstanding and exercisable as at February 28, 2007	996,500	2,895,074	4.16

	* During the period ended February 28, 2007, 7,000 stock options were cancelled.
The fair value of stock options in the amount of $18,411 has been reflected in the contributed surplus.
The following table summarizes information about stock options outstanding as at February 28, 2007 :

Options outstanding
		Weighted average remaining contractual life (years)	Weighted average exercise price $
Exercise price	Number

between $3.89 and $4.44	1,086,500	9.18	4.18

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

	Twelve-Month Period Ended February 28, 2006
			Weighted
		Carrying	average
	Number	value	exercise price
		$	$

Outstanding and exercisable as at March 1, 2005	1,106,655	460,466	2.04
Granted	106,500	341,068	13.82
Exercised	(1,213,155)	(801,534)	3.06

Outstanding and exercisable as at February 28, 2006	-	-	-

	Nine-Month Period Ended February 28, 2005
			Weighted
		Carrying	average
	Number	value	exercise price
		$	$

Outstanding and exercisable as at June 1, 2004	1,374,971	214,439	1.54
Granted	152,000	312,494	5.08
Exercised	(419,816)	(65,193)	1.50
Cancelled *	(500)	(1,274)	7.27

Outstanding and exercisable as at February 28, 2005	1,106,655	460,466	2.04

* During the nine-month period ended February 28, 2005, 500 stock options were cancelled. The fair value of stock options in the amount of $1,274 has been reflected in the contributed surplus.

The fair value of stock options has been estimated using the Black-Scholes model with the following assumptions:

	Periods Ended February 28,
	2007	2006	2005

Risk-free interest rate	4.29%	2.95%	3.98%
Expected volatility	63%	57%	56.5%
Dividend yield	Nil	Nil	Nil
Weighted average expected life	82 months	12 months	51 months
Weighted average fair value of options granted	$2.685	$1.601	$1.03

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

The fair value of stock options granted during the year has been included in the statements of earnings under captions “Professional and maintenance fees” and “General exploration costs”, and in Shareholders’ Equity under caption “Stock options”.

Stock-based compensation costs from stock option grants are included in the following items:

	Periods Ended February 28,
	2007	2006	2005
Professionnal and maintenance fees	2,374,315	225,580	196,924
General exploration costs	916,322	115,488	115,570
	3,290,637	341,068	312,494

b) Unit options
The following tables present the unit option activity since March 1, 2005 and summarizes information about unit options outstanding and exercisable as at February 28, 2007:
			Weighted
		Carrying	average
		value	exercise price
	Number	$	$

Outstanding and exercisable as at March 1, 2006	47,865	101,178	8.20
Exercised	(47,865)	(101,178)	8.20

Outstanding and exercisable as at February 28, 2007	-	-	-

			Weighted
		Carrying	average
		value	exercise price
	Number	$	$

Outstanding and exercisable as at March 1, 2005	-	-	-
Granted *	117,900	249,301	8.20
Exercised	(70,035)	(148,123)	8.20

Outstanding and exercisable as at February 28, 2006	47,865	101,178	8.20

* Each unit option will entitle its holder, upon exercise, to one common share and one-quarter of one warrant.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

The fair value of unit options granted during the twelve-month period ended February 28, 2006 has been estimated using the Black-Scholes model with the following assumptions:

Risk-free interest rate			2.77%
Expected volatility			56%
Dividend yield			Nil
Weighted average expected life			12 months
Weighted average fair value of unit options granted			$1.057

c) Warrants (units)

The following table presents the warrant activity since March 1, 2005 and summarizes information about warrants outstanding and exercisable as at February 28, 2007:

			Weighted
		Carrying	average
		value	exercise price
	Number	$	$

Outstanding and exercisable as at March 1, 2006	-	-	-
Further to the exercise of unit options*	11,966	62,203	10.80
Exercised	(11,216)	(58,302)	10.80
Expired	(750)	(3,901)	10.80

Outstanding and exercisable as at February 28, 2007	-	-	-

*Under the agreement entered into with Goldcorp Inc., 11% of the exercise price of those warrants will be cashed by the company and the balance will be allocated to Goldcorp Inc.

			Weighted
		Carrying	average
		value	exercise price
	Number	$	$

Outstanding and exercisable as at March 1, 2005	-	-	-
Further to the exercise of
unit options	17,509	91,024	10.80
Exercised	(17,509)	(91,024)	10.80

Outstanding and exercisable as at February 28, 2006	-	-	-

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

10	Cash flows

	a) Net change in non-cash working capital items

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Income taxes recoverable	-	-	13,694
	Amounts receivable	712,467	(84,949)	(643,649)
	Prepaid expenses	(11,072)	(21,752)	(11,143)
	Accounts payable and accrued liabilities	2,391,081	359,692	(193,050)
		3,092,476	252,991	(834,148)

	b) Items not affecting cash and cash equivalents related to financing and investing activities
	Periods Ended February 28,
	2007	2006	2005
		$	$
	(12 months)	(12 months)	(9 months)

Long-term investments transferred to short-term investments	-	13,585	110,034
Credit on duties refundable for loss and refundable
tax credit receivable with respect to exploration costs
applied against mining properties	8,537,062	7,613,226	3,878,544
Acquisition of mining properties included in accounts payable
and accrued liabilities	351,752	44,797	793,921
Stock options exercised and included in share capital	377,152	801,534	65,303
Warrants exercised and included in share capital	443,675	659,034	341,859
Warrants granted and included in share capital	-	524,389	12,984
Warrants granted and included in issue expenses	-	26,382	-
Warrants (units) granted and included in shareholders' equity	62,203	-	-
Warrants (units) exercised and included in share capital	58,302	-	-
Unit options granted and included in issue expenses	-	249,301	-
Unit options exercised and included in share capital	101,178	148,123	-
Stock options granted and included inshare capital	-	341,068	-
Mining properties sold in consideration of short-term investments	6,273,269	434,085	-
Mining property purchased in consideration of the issuance of shares	2,168,769	1,040,000	-

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

11	Related party transactions

	The company entered into the following transactions with companies owned by a director and an executive:

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Expenses capitalized in mining properties	362,357	390,139	322,886
	Management fees	169,014	300,000	251,859
	Rent, office expenses and bonus	1,059,142	564,497	335,697
	Professional fees	-	-	3,500
	Travelling	62,532	52,912	33,077
	Advertising and exhibitions	4,314	11,513	1,144
	General exploration costs	156,013	82,175	119,350
		1,813,372	1,401,236	1,067,513

These transactions are in the normal course of operatins and are measured at the exchange amount, which is the amountof consideration established and agreed to by the related parties.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

12	Future income taxes

The reconciliation of the income tax expense, calculated using the combined federal and Quebec provincial statutory tax rate, to the income tax expense presented in the financial statements is detailed as follows:

		Periods Ended February 28,
		2007	2006	2005
		$	$	$
		(12 months)	(12 months)	(9 months)

	Earnings (loss) before income taxes from continued operations	218,642	(1,377,903)	(4,871,551)
	Combined federal and provincial income tax rate of33.69% (34.85% as at February 28, 2006 and 35.74% as at February 28, 2005)	74,000	(480,000)	(1,741,000)

	Non-taxable credit on duties refundable for loss	(96,000)	(133,000)	5,000

	Tax benefit not recognized previously	-	(4,528,000)	(332,076)

	Non-deductible stock-based compensation	1,109,000	79,000	112,000

	Expiry of operating losses carried forward	-	127,000	285,000

	Share issue expenses not affecting earnings	(8,000)	-	(59,000)

	Non-taxable portion of capital gain	(16,000)	(90,000)	(92,000)

	Change in enacted tax rates	-	(484,000)	-

	Future income tax assets generated by the plan of arrangement as describe in Note 3	(5,478,000)	-	-

	Others	35,000	103,545	(134,000)

	Change in valuation allowance	4,380,000	-	1,624,000

	Future income taxes	-	(5,405,455)	(332,076)

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

The significant components of future income tax assets and liabilities are detailed as follows:

	Periods Ended February 28,
	2007	2006	2005
	$	$	$

Future income tax assets
Short-term investments	473,000	-	-
Mining properties	3,899,000	4,532,318	4,144,000
Losses carried forward	-	855,000	424,000
Share issue expenses	6,000	560,000	150,000
Others	2,000	11,000	19,000
	4,380,000	5,958,318	4,737,000

Valuation allowance	(4,380,000)	-	(4,737,000)
	-	5,958,318	-

Future income tax liabilities
Deferred charges	-	72,000	-

Net future income tax assets	-	5,886,318	-

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

13 Earnings per share
For the twelve-month period ended February 28, 2007 and for the nine-month period ended February 28, 2005, there was no difference between the basic and diluted loss per share since the dilutive effect of stock options, warrants and unit options was not included in the calculation; otherwise, the effect would have been anti-dilutive. Accordingly, the diluted loss per share for these periods was calculated using the basic weighted average number of shares outstanding (25,724,742 in 2007 and 18,694,887 in 2005).

	Periods Ended February 28,
	2007	2006	2005
	$	$	$
	(12 months)	(12 months)	(9 months)

Basic weighted average number of shares outstanding	25,724,742	22,765,904	18,694,887
Stock options	25,106	503,879	810,435
Unit options	55	51,488	-
Warrants	-	215,541	203,686

Diluted weighted average number of shares outstanding	25,749,903	23,536,812	19,709,008

Items excluded from the calculation of diluted
earnings per share because the exercise price was greater
than the average quoted value of the common shares
Stock options	616,500	-	83,000
Warrants	484,162	-	12,000

4 Financial instruments

Fair value

Cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities are financial instruments whose fair value approximates their carrying value due to their short-term maturity or the current market rates.

The fair value of short-term investments, determined based on quoted market values, amounts to $39,303,189 and $22,711,829 as at February 28, 2007 and 2006, respectively.

Interest rate risk

As at February 28, 2007 and 2006, the company's exposure to interest rate risk is summarized as follows:

Cash and cash equivalents	Variable interest rate
Short-term investments	As described in Note 4
Amounts receivable	Non-interest -bearing
Accounts payable and accrued liabilities	Non-interest- bearing

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

15 Subsequent events

On March 1, 2007, the company granted Matamec Exploration a 50% option in the Uranium Nord property in considerationof payments totalling $47,532, received on April 2, 2007.

On March 31, 2007, Uranium Star fulfilled its commitment with respect to the Sagar property. All the claims of this propertywere transferred to Uranium Star on April 18, 2007.

On March 31, 2007, the company granted Nunavik Mineral Exploration Fund a 50% option in the Riviere Georges andChampdoré properties in consideration of payments totalling $51,940, received on April 10, 2007.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

16 United States generally accepted accounting principles (U.S. GAAP)

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP) which differ, in certain respects, from U.S. GAAP.

Additional disclosures required under U.S. GAAP have been provided in the financial statements and notes. In addition, the following summarizes the principal differences between Canadian and U.S. GAAP and other required disclosures under U.S. GAAP.

Mining properties

Under U.S. GAAP, the acquisition cost of mining properties and exploration costs incurred are expensed in the year in which they are incurred.

Short-term investments

Under U.S. GAAP, short-term investments would be classified as “available for sale” securities. Consequently, these securities would be carried at fair value, with any unrealized holding gains or losses at balance sheet date being reflected in other comprehensive loss, net of income taxes. Under Canadian GAAP, short-term investments are carried at the lower of cost and market value. Gains or losses are determined under the specific identification method for term deposits and the average cost method for shares.

Income taxes

Under Canadian GAAP, the tax resulting from carry-forward of a loss recognized in a year subsequent to the year in which the loss was incurred is presented as a component of earnings before discontinued operations, regardless of the classification of the loss in the previous year.

Under U.S. GAAP, the subsequent recognition of the tax effect of items related to share capital must be recognized in the same manner as the transaction that created them.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

New accounting standards

FASB Statement No. 154 - Accounting Changes and Error Corrections (SFAS 154)

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". This standard requires that an accounting change be applied retrospectively if the accounting pronouncement adopted does not include specific transition provisions, unless it is impractical to do. This statement is effective for accounting changes and corrections of errors made in fiscal years ended after December 15, 2005.

FASB Statement No. 123R – Share-Based Payment (SFAS 123R)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS 123R which replaces FASB Statement No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" formely used by the company before the adoption of SFAS 123R, and eliminates the ability to account for share-based payment transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS 123R covers the accounting requirements for a wide range of share-based compensation arrangements. SFAS 123R requires that compensation cost for employee stock-based compensation be measured based on the grant-date fair value and recognized in the financial statements over the vesting period (fair value method).

The company adopted this statement on March 1, 2006 and this adoption had no significant impact on its financial statements.

FASB Interpretation No. 48 – Accounting for Uncertainty in Income Taxes - An interpretation of FASB Statement No. 109 (FIN 48)

In June 2006, the FASB issued FASB interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of FASB Statement No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the Company recognize the possible impact of the refusal of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of deficit. The company has not yet evaluated its impact on its financial position or results of operations.

FASB Statement No. 157 – Fair Value Measurements (SFAS 157)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The company has not yet evaluated its impact on its financial position or results of operations.

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Reconciliation of net earnings (net loss) to conform with US GAAP

The following table presents the significant adjustments to net loss (net earnings) and net loss (net earnings) per share from the company to comform with US GAAP.

	Periods Ended February 28,
	2007	2006	2005
	$	$	$
	(12 months)	(12 months)	(9 months)

Net earnings (net loss) from continuing operations for the period in accordance with Canadian GAAP	218,642	4,027,552	(4,539,475)
Mining properties	(3,171,224)	(1,294,581)	3,741,419
Repricing of stock options	-	2,529,009	(2,096,155)
Tax effect of flow-through shares	-	(129,264)	(82,076)
Income taxes	-	(556,259)	-

Net earnings (net loss) from continuing operations for the period in accordance with US GAAP	(2,952,582)	4,576,457	(2,976,287)

Net earnings (net loss) from the discontinued operation for the
period in accordance with Canadian GAAP	(637,494)	151,157	(165,740)
Mining properties	-	(8,464,312)	(2,459,869)
Net loss from the discontinued operation for the period in
accordance with US GAAP	(637,494)	(8,313,155)	(2,625,609)
Net loss for the period in accordance with US GAAP	(3,590,076)	(3,736,698)	(5,601,896)

Other comprehensive loss
Unrealized gains on short-term investments	3,416,463	113,727	1,038,672
Unrealized losses on long-term investments	-	-	(119,445)
Long-term investment transferred to short-term
investments	-	(28,915)	-
Comprehensive loss	(173,613)	(3,651,886)	(4,682,669)

Basic and diluted net earnings (net loss) from continuing
operations per share in accordance with US GAAP	(0.115)	0.201	(0.159)

Basic and diluted net loss from the discontinued
operation per share in accordance with US GAAP	(0.025)	(0.365)	(0.140)

Total basic and diluted net loss per share in accordance with US GAAP	(0.140)	(0.164)	(0.299)

Virginia Mines Inc..
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

As a result of the above adjustments to net earnings (loss), differences with respect to shareholders' equity under US GAAP are as follows:

	As at February 28,
	2007	2006
	$	$

Share capital
Share capital in accordance with Canadian GAAP	94,447,526	85,471,959
Stock options	2,895,074	-
Unit options	-	101,178
Warrants	261,114	446,117
Stock-based compensation costs	1,200,092	1,200,092
Tax effect of flow-through shares	-	211,340
Income tax recovery	-	556,259

Share capital in accordance with US GAAP	98,803,806	87,986,945

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	26,028	1,274
Stock options cancelled	703,756	703,756
Contributed surplus in accordance with US GAAP	729,784	705,030

Accumulated deficit
Deficit in accordance with Canadian GAAP	(41,445,011)	(25,052,049)
Mining properties	(9,738,536)	(17,964,769)
Stock-based compensation costs	(1,903,848)	(1,903,848)
Tax effect of flow-through shares	-	(211,340)
Income tax recovery	-	(556,259)

Deficit in accordance with US GAAP	(53,087,395)	(45,688,265)

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1,581,920	1,468,193
Unrealized gains arising during the period	3,416,463	113,727

Balance - End of period	4,998,383	1,581,920

Unrealized gains on long-term investments
Balance - Beginning of period	-	28,915
Long-term investment transferred to short-term investments	-	(28,915)

Balance - End of period	-	-

Other accumulated comprehensive income	4,998,383	1,581,920

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Balance sheets

	As at February 28,
	2007	2006
	$	$

Current assets
Cash and cash equivalents	6,139,543	10,455,911
Short-term investments	39,303,189	22,711,829
Amounts receivable	9,113,525	8,902,156
Prepaid expenses	96,935	85,863
Current assets of the discontinued operation	-	1,233,825
Future income taxes	-	5,886,318
	54,653,192	49,275,902

Property, plant and equipment	11,471	11,217
Intangible assets	2,035	2,907
Deferred charges	-	341,722
	54,666,698	49,631,748

Current liabilities
Accounts payable and accrued lisbilities
Related companies	30,685	94,033
Others	3,191,435	430,051
Current liabilities of the discontinued operation	-	4,435,716
	3,222,120	4,959,800

Long-term liabilities of the discontinued operation	-	86,318

Shareholders' Equity
Share capital	98,803,806	87,986,945
Contributed surplus	729,784	705,030
Deficit	(53,087,395)	(45,688,265)
Other accumulated comprehensive income	4,998,383	1,581,920
	51,444,578	44,585,630
	54,666,698	49,631,748

Virginia Mines Inc.
(an exploration company)
Notes to Financial Statements
February 28, 2007, 2006 and 2005

(expressed in Canadian dollars)

Statements of cash flows

	Periods Ended February 28,
	2007	2006	2005
	$	$	$
	(12 months)	(12 months)	(9 months)

Operating activities	(491,880)	(6,630,139)	(3,699,666)
Financing activities	6,149,808	27,722,813	8,459,133
Investing activities	(7,699,980)	(12,096,477)	4,982,625

Increase (decrease) in cash and cash equivalents	(2,042,052)	8,996,197	9,742,092

Cash and cash equivalents used by the discontinued operation	(2,274,316)	(5,656,769)	(2,625,609)

Cash and cash equivalents - Beginning of period	10,455,911	7,116,483	-

Cash and cash equivalents - End of period	6,139,543	10,455,911	7,116,483

Statements of earnings

	Periods Ended February 28,
	2007	2006	2005
	$	$	$
	(12 months)	(12 months)	(9 months)

Revenues	7,664,078	1,407,732	736,043
Expenses	(10,616,660)	(1,551,207)	(3,962,330)

Loss before income taxes and the discontinued operation	(2,952,582)	(143,475)	(3,226,287)

Income tax recovery	-	(4,719,932)	(250,000)

Net earnings (net loss) from continuing operations	(2,952,582)	4,576,457	(2,976,287)

Net loss from the discontinued operation	(637,494)	(8,313,155)	(2,625,609)

Net loss for the period in accordance with US GAAP	(3,590,076)	(3,736,698)	(5,601,896)